                                                                    EXHIBIT 4.11

                           MOBILITY ELECTRONICS, INC.
                            (A Delaware corporation)

               FORM OF SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         MOBILITY ELECTRONICS, INC., a Delaware corporation (the "Company"), whose address is 15990 Greenway-Hayden Loop, Suite 500, Scottsdale, Arizona 85260, hereby agrees with the undersigned Purchaser as follows:

1. TRANSACTION

         The Company, by due action of its Board of Directors, has authorized the offer and sale to you under this Series C Preferred Stock Purchase Agreement ("Agreement" or "Purchase Agreement") and to other purchasers under similar or different Series C Stock purchase agreements ("Other Purchasers") up to $15 million of shares of Series C Convertible Preferred Stock, par value $.01 per share ("Series C Stock"), of the Company ("Preferred Shares"). The minimum subscription amounts per investor shall be 4,000 Preferred Shares or $24,000 and lesser amount per investor shall not be sold unless agreed to by the Company and First London Securities Corporation, the Company's placement agent in this offering (the "Placement Agent"). The Preferred Shares shall conform to the description thereof in the Memorandum (as defined below).

2. PURCHASE AND SALE

         2.1 Preferred Shares. Subject to all of the terms and conditions of this Agreement, the Company will issue and sell to you (sometimes referred to as "Holder") the number of Preferred Shares shown on the signature page hereof and you will purchase the same from the Company; provided that Preferred Shares in the aggregate amount of at least $1,000,000 have been subscribed and paid for by you and the Other Purchasers and all other terms and conditions set forth in this Purchase Agreement are satisfied. You acknowledge that Preferred Shares subscribed and paid for by officers, directors or employees of the Company, or by holders of the Company's outstanding securities, or by officers or employees of the Placement Agent for their own account, or by an affiliate of any of the foregoing, shall be counted in determining whether at least $1,000,000 have been subscribed and paid for. You also understand and agree that you must purchase a minimum of 4,000 Preferred Shares or $24,000.

         2.2 Funds Escrow Account. The funds tendered by you pursuant to this Agreement will be deposited in a special escrow account (the "Fund") at First Arizona Savings and Loan Association ("Funds Escrow Agent"), whose address is
Attention: Tom Rose, 4141 North Scottsdale Road, Suite 140, Scottsdale, Arizona 85251, and will be returned to you without interest or deduction for escrow fees and expenses, if: (a) your subscription for the purchase of Preferred Shares pursuant to this Agreement has not been accepted by the Company or (b) if purchase agreements for the purchase of at least $1,000,000 of Preferred Shares and related funds in the amount of at least $1,000,000 are

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not deposited in the Fund before the close of business on March 31,1999, which date may be earlier terminated or extended one or more times by the Company in its sole discretion, without notice to you and the Other Purchasers (the "Termination Date"). It is understood and agreed that if this Agreement is accepted by the Company, and a minimum of $1,000,000 of funds are received and accepted by the Company before the close of business on the Termination Date, then at the Closing (as defined below) with respect to the Preferred Shares subscribed for you, the funds tendered herewith (less any fees paid to the Placement Agents), shall be delivered to the Company by the Funds Escrow Agent in payment for the Preferred Shares subscribed for by you, or such lesser amount as may be allocated to you by the Company. If you are allocated less than the full amount of the Preferred Shares subscribed for by you and the full amount of the Preferred Shares subscribed for has been timely paid in full by you, the Company shall instruct the Funds Escrow Agent to remit the over payment of the amount paid, without interest or deduction, to you within fifteen days after such partial acceptance of this Purchase Agreement. The Preferred Shares are being offered by the Company subject to the right of the Company and Placement Agent to reject, at their discretion, any subscription, in whole or in part, For any reason, and to accept subscriptions notwithstanding the order in which they are received.

         2.3 Closing. The purchase by and sale and delivery to you and Other Purchasers of the Preferred Shares (the "Closing") shall take place at the office of the Company or of the Funds Escrow Agent at such date and time, or at such other place, upon which the Company and the Placement Agent may agree (such date being hereinafter called the "Closing Date"). At the Closing, the Company shall deliver to a representative of the Placement Agent on your behalf, instruments evidencing the Preferred Shares comprising the Preferred Shares being purchased by you and other items required to be delivered to it pursuant to this Purchase Agreement. If at any time prior to the Termination Date, subscriptions for at least $1,000,000 of Preferred Shares have been received and accepted by the Company, and the full purchase price for such Preferred Shares have been deposited into the Fund, the Company may have an initial closing ("Initial Closing") with respect to such accepted subscriptions and continue to offer the remaining Preferred Shares until the Termination Date or $15 million of Preferred Shares have been sold, whichever occurs earlier; provided, however, that the final Closing shall take place not later than ten days after the Termination Date.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

         As an inducement to you to enter into this Agreement, the Company represents, warrants and agrees that:

         3.1 Disclosure. The Company has prepared the Company's Private Placement Memorandum (the "Memorandum") dated January 25, 1999, together with all exhibits annexed thereto, and in all such cases, any amendments or supplements thereto (collectively, the "Disclosure Documents"). The Disclosure Documents, when taken as a whole, do not contain, to the best knowledge of the Company, any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading; provided, however, that the Memorandum contains projections and estimates of future events, and such projections and estimates have been

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based upon certain assumptions that management of the Company made in good faith and believed were reasonable at the time such materials were prepared.

         3.2 Corporate Power. The Company has all required corporate power and authority to own its own properties and to carry on its business as presently conducted. The Company has all required power and authority to execute and deliver this Agreement, to issue and sell the Preferred Shares, and to carry out the transactions contemplated by this Agreement.

         3.3 Authority for Agreement. This Agreement has been duly authorized by all necessary action of the Company and, when executed and delivered by the Company, will be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity, and except that the indemnification provisions of the Agreement may be held to be violative of public policy under either federal or state laws in the context of the offer or sale of securities.

         3.4 Financial Statements. The Memorandum contains correct and complete copies of the Company's consolidated balance sheets as of December 31, 1996 and 1997, the consolidated statements of operations for the years ended December 31, 1996 and 1997, consolidated statements of stockholders' equity for the years ended December 31, 1996 and 1997 and the consolidated statements of cash flows for the years ended December 31, 1996 and 1997 (the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with generally accepted accounting principals and present fairly in all material respects the financial position of the Company on the dates of such statements and the results of its operations for the periods covered. The Company maintains its books and records and accounts in accordance with good business practice and in sufficient detail to reflect accurately the transactions and dispositions of its assets, liabilities and securities.

         3.5 Description of Securities. The Preferred Shares when issued and delivered will conform to the description thereof under the captions "Description of Securities'` and "Terms of the Offering" in the Disclosure Documents.

         3.6 Validity of Stock. The Preferred Shares, when issued and paid for at the Closing, will constitute duly authorized, legally issued shares of Series C Stock. The shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Preferred Shares will, when issued in accordance with the terms of the Series C Stock, be duly authorized, legally issued shares of Common Stock.

         3.7 No Conflicting Rights. The holders of the outstanding capital stock of the Company are not entitled to pre-emptive or other rights to subscribe for Preferred Shares. Other than as set forth in the Memorandum, the offering of the Preferred Shares as contemplated by the Memorandum does not give rise to any rights relating to the registration of any outstanding capital stock.

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         3.8 Patents, Trade-marks, Service Marks and Copyrights.

         (a) Ownership. The Company owns all patents, trade-marks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor (the "Proprietary Rights"), without conflict with the rights of others.

         (b) Conflicting Rights of Third Parties. The Company has the right to use the Proprietary Rights without infringing or violating the rights of any third parties. No claim has been asserted by any person as to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and the Company does not know of any valid basis for any such claim. Each of the Proprietary Rights is valid, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

         (c) Claims of Other Persons. The Company has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, or are pending or threatened that challenge the rights of the Company with respect thereto.

         3.9 Trade Secrets and Customer Lists. The Company has the right to use, free and clear of any claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by the Company. The Company is not using, or in any way making or use of any confidential information or trade secrets of any third party.

         3.10 Litigation. There is no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened (i) against the Company (except as described in the Memorandum), (ii) affecting any of the properties or assets of the Company, or (iii) against any officer, director, shareholder or employee of the Company in such capacity or relating to his prior employment relationships that would have a material adverse effect on the Company taken as a whole. The Company, is not aware of any fact that is likely to form the basis of any such litigation, arbitration or proceeding.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY YOU

         You hereby represent, warrant and agree that:

         4.1 Authority. You have full power and authority to enter into this Agreement and it constitutes your legal, valid and binding obligation, enforceable in accordance with its terms.

         4.2 Purchase For Own Account. You are acquiring the Preferred Shares for your own account, for investment purposes and not for resale or with a view to any distribution, or in connection with any distribution thereof you are able to (i) bear the economic risk of your investment

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in the Preferred Shares, (ii) hold the Preferred Shares for an indefinite period of time, and (iii) afford a complete loss of your investment.

         4.3 Investment Experience. You have the requisite knowledge and experience in financial and business matters, including investments of this type, to be capable of evaluating the merits and risks or an investment in the Preferred Shares and of making an informed investment decision with respect thereto.

         4.4 Receipt Of Information. You have received, read carefully, considered and fully understood the Disclosure Documents and you have received from the Company all of the information concerning the Company which you consider to be material in making your investment decision, which information has been requested by you if not already furnished by the Company. You have had full access to the books and records of the Company and to its officers, directors and accountants for the purpose of obtaining and verifying such information and you have had an opportunity to ask questions and receive answers from the officers of the Company regarding the terms and conditions of this transaction and the Company's business and financial condition.

         Except as expressly set forth in the Disclosure Documents, no representations or warranties, oral or otherwise, have been made to you, including without limitation, any representations concerning the future prospects of the Company, by the Company, any Placement Agent, any broker/dealer or any agent employee or affiliate of the Company, any Placement Agent, any broker/dealer or any other person whether or not associated with this offering, and in entering into this action you are not relying upon any information other than that contained in the Disclosure Documents, and the results of your own independent investigation. You have obtained sufficient information to evaluate the merits and risks of your investment and to make an informed investment decision.

         4.5 Restricted Securities. You understand and acknowledge that the Preferred Shares you are purchasing hereunder are "restricted securities" under United States federal and state securities laws insofar as they have not been registered under the Securities Exchange Act of 1933, as amended (the "1933 Act"), or the securities laws of any other jurisdiction, that they may not be resold or transferred without compliance with the registration or qualification provisions of the 1933 Act or applicable federal and state securities laws of any state or other jurisdiction or an opinion of counsel acceptable to the Company that an exemption from such registration and qualification requirements is available.

         4.6 Limitations on Disposition. Without in any way limiting the representations set forth above, you further agree not to make any disposition of all or any portion of the Preferred Shares unless and until:

         (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

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         (b) (i) You shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding, the proposed disposition and (ii) you have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act and applicable securities laws of any state or other jurisdiction.

         4.7 Illiquid Investments. Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth and your investment in the Preferred Shares will not cause such overall commitment to become excessive. You have adequate means of providing for your current needs and personal contingencies.

         4.8 Accredited Investor. You are an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Act ("Regulation D"). Specifically, you are (check and initial all appropriate items):

               ___ (i) A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in
               Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934; in insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small Business Investment Company licensed by the US. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
               Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by, persons that are accredited investors.

               ___ (ii) A private business development company as defined in
               Section 202(a)(22) of the Investment Advisers Act of 1940.

               ___ (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

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               ___ (iv) A director or executive officer of the Company.

               ___ (v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.

               ___ (vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. If Subscriber is a California resident, Subscriber's investment in the Company will not exceed 10% of such subscriber's net worth (or joint net worth with his or her spouse). If Subscriber is a Massachusetts resident, such subscriber's investment in the Company will not exceed 25% of Subscriber's joint net worth with his or her spouse (exclusive of principal residence and its furnishings).

               ___ (vii) trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a purchaser not an Accredited Investor who either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

               ___ (viii) An entity in which all of the equity owners are accredited investors. (IF THIS ALTERNATIVE IS CHECKED, SUBSCRIBER MUST IDENTIFY EACH EQUITY OWNER AND PROVIDE STATEMENTS SIGNED BY EACH DEMONSTRATING HOW EACH QUALIFIED AS AN ACCREDITED INVESTOR.)

         4.9 Company Reliance On Questionnaire. You understand, acknowledge and agree that the Company, in entering into and performing under this Agreement, is relying on the accuracy of the responses by you in this Agreement, which responses you warrant to be true, complete and correct.

         4.10 Disclosure. The Company has provided you with all of the material information which you have reasonably requested in deciding whether to invest in the Preferred Shares.

5. CONDITIONS TO YOUR OBLIGATIONS

         Your obligations to purchase Preferred Shares under this Agreement are subject to the fulfillment on or before the Closing, of each of the following conditions:

         5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 above shall be true on and as of the Closing with the same effect as though made on and as of the date thereof.

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         5.2 Company Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, which performance or compliance are required of it on or before the Closing.

6. CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to sell and issue the Preferred Shares to you are subject to the fulfillment on or before the Closing of each of the following conditions by you:

         6.1 Representations and Warranties. Your representations and warranties contained in Section 4 above shall be true on and as of the Closing with the same effect as though made on and as of the date thereof.

         6.2 Payment. You shall have delivered into the Fund the amount of the purchase price of the Preferred Shares being purchased by you.

         6.3 Blue Sky Qualification. The Company shall have received any permits or authorization from any state securities law authority which may be necessary to qualify the offer and sale of the Preferred Shares to you.

7. REGISTRATION RIGHTS

         The Company hereby grants to Holder the registration rights set forth in Appendix I attached hereto, subject to the remainder of this Agreement. Appendix I is incorporated into, and made a part of, this Agreement.

8. FURTHER AGREEMENTS

You agree that:

         8.1 No Transfer or Assignment. You will not transfer or assign this Agreement or any of your interest herein except as provided in Section 4.6 above.

         8.2 Successors and Assigns. You may not cancel or revoke this Agreement and this Agreement shalt be binding upon your successors and assigns, except as provided by certain state laws.

         8.3 Indemnification. You shall indemnify, hold harmless and defend the Company and the Placement Agent and their respective affiliates and agents with respect to any and all loss, damage, expense, claim, action or liability any of them may incur as a result of the breach or untruth of any representations or warranties made by you herein, and you agree that in the event of any breach or untruth of any representations or warrants made by you herein, the Company may, at its

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option, forthwith rescind the sale of the Preferred Shares to other rights or remedies which the Company may have.

         8.4 Legend. A legend in substantially the following form will be placed on all documents or certificates evidencing the Preferred Shares and the underlying shares of Common Stock:

         "THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION AND SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

9. GENERAL AND MISCELLANEOUS

         9.1 Survival. The warranties, representations and covenants of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         9.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties, and no party in any manner shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware without regard to conflicts of law.

         9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the tenth day after the date of mailing if mailed to the party to whom notice is to be given, by first class mail registered or certified, postage prepaid, and properly addressed as follows: if to the purchaser, at his address as shown in the Company record; and if to the Company, at its principal office. Any party may change its

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address for purposes of this paragraph by giving the other party, written notice of the new address in the manner set forth above.

         9.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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                     PURCHASE AGREEMENT GENERAL INSTRUCTIONS

GENERAL INSTRUCTIONS

         This Purchase Agreement contains all documents necessary to subscribe for Shares of Series C Convertible Preferred Stock, par value $.01 per Share ("Preferred Shares"), of Mobility Electronics, Inc., a Delaware corporation (the "Company").

         You may subscribe for Preferred Shares by completing the Purchase Agreement in the following manner:

1. On line (a) of the signature page state the number of Preferred Shares you wish to purchase.

2. On line (b) of the signature page state the total cost of the Preferred Shares you wish to purchase. To obtain the cost, multiply the number of Preferred Shares you desire to purchase by the purchase price per Share set forth.

3. Please complete the detailed investment and other representations in the Purchase Agreement to evidence your suitability for an investment in the Company. All purchasers must complete and sign the Purchase Agreement.

4. Sign and state your address, telephone number and social security or other taxpayer identification number on the lines provided on the signature page to the Purchase Agreement, have your signature acknowledged by a notary public and deliver the completed Purchase Agreement to the Placement Agent with payment of the entire purchase price of the Preferred Shares subscribed for in the following manner.

         A wire transfer or check payable to the order of First Arizona Savings and Loan Association, as escrow agent, Wire transfer instructions are as follows:

                           Correspondent Bank: Norwest Bank, Minnesota N/A Routing/ABA: 091000019
                           Beneficiary Bank: Acct #6888601016
                           First Arizona Savings
                           Further Credit: Mobility Escrow Account
                           Account #: 005-3503453
                           FBO (Your Name)

                  Checks should be sent overnight to:

                           Attention: Tom Rose
                           First Arizona Savings
                           4141 N. Scottsdale Rd., Suite 140
                           Scottsdale, AZ 85251
                           (602) 481-8510

                  Following receipt of your completed subscription documents and check, the Company will accept or reject our subscription, in its sole discretion. If your subscription is accepted. a confirmation will be sent to you prior to closing. If; for any reason, your subscription is rejected, your funds will be returned to you promptly, without any interest paid thereon. The Company may reject a subscription for any reason in its sole discretion.

5.                Send all documents and payments to:

                  First London Securities Corporation
                  2600 State Street
                  Dallas, Texas 75204 the
                  Attention: Jesse B. Shelmire, IV
                             Managing Director (214) 220-0693

                  THE COMPLETED SUBSCRIPTION AGREEMENT SHOULD BE RETURNED IN ITS ENTIRETY TO THE PLACEMENT AGENT DESIGNATED ABOVE.

ACCEPTANCE OF DELIVERY

                  All questions as to the validity form, eligibility (including time of receipt) and acceptance of the completed Purchase Agreement will be determined by the Company, which determination will be Final and binding. The Company reserves the absolute right to reject any completed Purchase Agreement, in its sole and absolute discretion. The Company also reserves the right to waive any irregularities in, or conditions of, the submission of completed Purchase Agreements, and the Company's interpretation of the terms and conditions for the purchase of Preferred Shares (including these instructions) shall be final and binding. The Company shall be under no duty to give any notification of irregularities in connection with any attempted subscription for Preferred Shares or incur any liability for failure to give such notification. Until such irregularities have been cured or waived, no subscription for Preferred Shares shall be deemed to have been made. Any Purchase Agreement that is not properly completed and as to which defects have not been cured or waived will be returned by the Company to the subscriber as soon as practicable.

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                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

PLEASE PRINT OR TYPE. USE INK ONLY.
(ALL PARTIES MUST SIGN)

                  The undersigned investor hereby certifies that he or she (i) has received and relied solely upon the Offering Documents, (ii) agrees to all the terms and conditions of this Purchase Agreement, (iii) meets the suitability standards set forth in this Purchase Agreement and (iv) is a resident of the state or foreign jurisdiction indicated below.

         (a) The undersigned irrevocably subscribes for _________ shares of Preferred Stock.

         (b) The total cost of the shares subscribed for, at $6.00 per share, is $____________.



---------------------------------------
Name of Subscriber (Print)                If other than Individual check one and
                                          indicate capacity of signatory under
                                          the signature:

---------------------------------------   [ ] Trust
Name of Joint Subscriber (if any) (Print) [ ] Estate
                                          [ ] Uniform Gifts to Minors Act of
                                              State of
 X                                        [ ] Attorney-in-fact
---------------------------------------   [ ] Corporation
Signature of Subscriber                   [ ] Other

 X
---------------------------------------
Signature of Joint Subscriber (if any)    If Joint Ownership, check one:

                                          [ ] Joint   Tenants  with  Right  of
---------------------------------------       Survivorship
Capacity of Signatory (if applicable)     [ ] Tenants in Common
                                          [ ] Tenants by the Entirety
                                          [ ] Community Property
---------------------------------------
Social Security or Taxpayer
Identification Number

                                          Backup Withholding Statement:
                                          Please  check  this box only if the
---------------------------------------   investor is subject to
Residence Address                         [ ] backup withholding.


---------------------------------------   Foreign Person:
City              State        Zip Code   [ ] nonresident alien, foreign
                                              corporation, foreign partnership,
                                              foreign trust or foreign estate
Telephone (    )
                 ----------------------

The investor agrees to the terms of this Purchase Agreement and, as required by the Regulations pursuant to tile Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because lie has not been notified that he is subject to backup withholdings as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

         THE SUBSCRIPTION FOR _____________ SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK OF MOBILITY ELECTRONICS, INC. BY THE ABOVE NAMED SUBSCRIBER(S) IS ACCEPTED THIS ___ DAY OF ___________________, 1999.

         MOBILITY ELECTRONICS, INC


                                                  By:
                                                     ---------------------------

                                   Appendix I
                              Registration Rights

1. Registration Rights

         All defined terms used herein shall have the meanings ascribed thereto in the Agreement. In addition, the Company covenants and agrees with you as follows:

         1.1 Definitions. For purposes of this Appendix I:

                  (a) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.10 hereof.

                  (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (c) The term "Public Company" means a corporation which has a class of equity securities registered pursuant to Section 12 of the 1934 Act, or which is required to file periodic reports pursuant to
         Section 15(d) of the 1934 Act.

                  (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (e) The term "Registrable Securities" means (i) the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") issuable upon the conversion of the Series C Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities (I) sold by a person in a transaction in which his rights under this Section 1 are not assigned
         (II) registered under the 1933 Act, the registration statement in connection therewith has been declared effective, and such shares have been disposed by such holder pursuant to such registration statement.

                  (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock issuable upon conversion of shares of Series C Stock outstanding which are Registrable Securities.

                  (g) The term "SEC" shall mean the Securities and Exchange Commission.

                  (h) All other capitalized terms used herein which are not defined herein shall have the meaning, given elsewhere in this Agreement.

         1.2 Demand Registration.

                  (a) From and after January 1, 2001, the Holders of at least
         66 2/3% of the then outstanding Registrable Securities may notify the Company in writing that such Holders desire for the Company, to cause all or a portion of such notifying Holders' Registrable Securities to be registered for sale to the public under the Securities Act. Upon receipt of such written request, the Company will promptly notify in writing all other Holders of Registrable Securities of such request, which Holders shall within twenty days following such notice from the Company, notify the Company in writing whether such persons desire to have Registrable Securities held by them included in such offering. The Company will, promptly following the expiration of such twenty day period, prepare and file subject to the provisions of this Section 1, and use its best efforts to prosecute to effectiveness, in appropriate filing, with the SEC of a registration statement covering such Registrable Securities and the proposed sale or distribution thereof under the Securities Act.

                  (b) Notwithstanding anything in this Section 1.2 to the contrary, the Company shall not be obligated to prepare or File any registration statement pursuant to this Section 1.2 or to prepare or file any amendment or supplement thereto, at any time when the Company, in the good faith judgement of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities Pursuant thereto, (i) would materially, adversely affect a pending or proposed public offering of the Company's securities, or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, negotiations, discussions or pending proposals with respect thereto or (ii) would materially adversely affect the business or prospects of the Company in view of the disclosures that may be required thereby, of information about the business, assets, liabilities or operations of the Company not theretofore disclosed; provided, however, that the filing of a registration statement, or any supplement or amendment thereto, by the Company may be deferred pursuant to this Section 1.2 for no longer than 180 days (but only once in every twelve month period) after the delivery of such demand notice.

                  (c) Notwithstanding anything in this Section 1.2 to the contrary: (i) the Company shall not be required to effect the registration of the Registrable Securities pursuant to this Section 1.2 more than one time in any twelve month period and no more than three times in the aggregate; and (ii) the Company shall not be required to effect any such registration unless at least $10 million of Registrable Securities are to be sold in such registration (with such amount being determined based on the market price of the Common Stock on the date of the initiating Holder(s) request). If any registration pursuant to this
         Section 1.2 is in the form of an underwritten offering, the Company will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering, which investment bankers must offer terms which are reasonably competitive in the marketplace for similar size companies and similar offerings. The Company shall (together with all Holders proposing to distribute Registrable Securities through such underwriting) enter into an underwriting agreement, containing usual and customary terms, with the managing underwriter selected for such underwriting. If any holder of Registrable Securities disapproves of the terms of the underwriting such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                  (d) If any registration statement under this Section 1.2 is not declared effective (except for the reasons specified in Section 1.9 below and except as a result of Holders withdrawing Registrable Securities), then the holders of Registrable Securities may request an additional registration under this Section 1.2.

                  (e) No registrations effected under this Section 1.2 shall relieve the Company of its obligations to effect any registrations under, and pursuant to the terms of. Sections 1.3 and 1.4 hereof.

         1.3 S-3 Registrations.

                  (a) Once the Company is eligible to effect a registration of its securities under Form S-3 (or successor form), the Holders will have the right to request and have effected (but only one registration per twelve month period) registrations of Registrable Securities on Form S-3 as long as the aggregate proposed offering price is not less $3 million for any such registration. Upon written request of Holders holding at least $3 million of Registrable Securities, the Company will promptly notify in writing all other Holders of Registrable Securities of such request, which Holders shalt within twenty days following such notice from the Company, notify the Company in writing whether such persons desire to have Registrable Securities held by them included in such offering. Following the expiration of such twenty day period. the Company will use all reasonable efforts to cause the registration of all Registrable Securities proposed to be included in the offering on Form S-3 or such successor form to the extent so requested. Notwithstanding the above, the Company shall not be required under this
         Section 1.3 to include any of the Holders' Registrable Securities in any offering, on Form S-3 which involves an underwriting unless such Holders accept the terms of such underwriting as agreed upon between the Company and the underwriters selected by it.

                  (b) Notwithstanding anything in this Section 1.3 to the contrary, the Company shall not be obligated to prepare or file any registration statement pursuant to this Section 1.3 or to prepare or file any amendment or supplement thereto, at any time when the Company, in the good faith judgment of its Board or Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, (i) would materially adversely affect a pending or proposed public offering of the Company's securities, or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, negotiations, discussions or pending proposals with respect thereto or (ii) would materially adversely affect the business or prospects of the Company in view of the disclosures that may be required thereby of information about the business, assets, liabilities or operations of the Company not theretofore disclosed; provided, however, that the filing of a registration statement, or any supplement or amendment thereto, by the Company may be deferred pursuant to this
         Section 1.3 for no longer than 180 days (but only once in every twelve month period) after the delivery of such demand notice.

         1.4 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than an initial public offering, registration relating solely to the sale of securities to participants in a Company stock option, stock purchase or similar employee benefit plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities (including Form S-4 or any form substitution thereof) or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, use all reasonable efforts to cause to be registered under the 1933 Act and any applicable state securities laws all of the Registrable Securities that each such Holder has requested to be registered.

         1.5 Obligations of the Company. Whenever under this Section 1 the Company effects the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC on any appropriate form a registration statement with respect to the Registrable Securities proposed to be registered and use its best efforts to cause such registration statement to become effective;

                  (b) Unless such registration is a firm commitment underwriting; prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement for a period of 180 days.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register or qualify, all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as the underwriter or such sellers (not to exceed ten jurisdictions) shall reasonably request and do any and all other acts and things as may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

                  (e) Immediately notify each seller or Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if its is necessary, in the opinion of counsel to the Company, to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and to such seller a reasonable number of copies of a supplement to or any amendment of such prospectus as may be necessary, so that, as thereafter delivered to the purchasers of such Registrable Securities. such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or Supplemented, will comply with law.

                  (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, any make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

                  (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (h) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated trading system on which similar securities issued by the Company are then listed.

                  (j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section I with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.7 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 1, in connection with three demand registrations, all piggyback registrations and all S-3 registrations including. Without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and one counsel for the Selling Holders (but excluding fees and disbursements of more than one counsel to the selling Holders, underwriter's commissions and fees and any fees of others employed by a selling Holder) shall be borne by the Company.

         1.8 Underwriting Requirements; Cut-backs.

                  (a) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not materially jeopardize or in any way reduce the success of the offering by the Company.

                  (b) The Company has previously granted "piggyback" registration rights to certain of its security holders (the "Other Holders"). Notwithstanding any thing in this Section 1 to the contrary, in the event of any request for registration hereunder, the Company shall provide each Other Holder the notice required with respect to their registration rights and will allow such Other Holders to participate in any such registration to the extent of such registration rights; it being acknowledged and agreed that if the total amount of securities, including Registrable Securities, requested by security holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the Offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders (including Holders) according to the total amount of securities entitled to be included therein owned by each selling shareholder (including Holders) or in such other proportions as shall mutually be agreed to by such selling shareholders (including Holders)).

         1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

         1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the 1933
         Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the. 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and, subject to subsection 1.10(c) below, the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be reasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, and any agent of the Company, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Actor other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be reasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
         Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party receiving similar notice, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified party which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; otherwise, the indemnified party shall be responsible for the fees and expenses of its counsel. The failure to deliver written notice to the indemnifying, party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
         Section 1.10.

                  (d) Except as provided in the last sentence of subsection 1.10(c) above, if the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting, agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
         Section 1.10 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this
         Section 1.

         1.11 Assignment of Registration Rights. The registration rights of the Holders under this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who purchases from such Holder least 10,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is promptly after such transfer, furnished with notice of the name and address of such transferee or assignee and the securities with respect to which such piggyback registration rights are being assigned: (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions or this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act.

         1.12 "Lock-up" Agreement. Each Holder hereby agrees that if requested by the Company or the underwriters in any underwritten offering, Such Holder shall not, for the period of 180 days after the effective date of an underwritten public offering of shares of Common Stock, without the prior written approval of the Company or such underwriters (as the case may be), directly or indirectly, sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any shares of Series C Stock or underlying Common Stock legally or beneficially owned by such Holder; provided, however, in the event of an initial public offering of Common Stock. no request shall be necessary, with the consent of such Holder to the above provisions in this Section 1.12 being, hereby granted and accepted. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every, other person subject to the foregoing restriction) until the end of such period.

         1.13 Termination of Registration Rights. Notwithstanding anything in this Section 1 to the contrary, no Holder shall be entitled to exercise any right provided for in this Section 1: (i) at any time more than four (4) years following the date after the Company becomes a Public Company or (ii) at such time as such Holder is able to sell all of such Holder's Registrable Securities in a single three-month period in compliance with Rule 144.

         1.14 Amendments and Waivers. Any term or provision of the registration rights stated in this Section 1 may be amended and the observance of any term of such rights may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section
1.14 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.